UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2015

BANK OF THE CAROLINAS CORPORATION

(Exact name of Registrant as specified in its charter)

NORTH CAROLINA	000-52195	20-4989192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

135 BOXWOOD VILLAGE DRIVE, MOCKSVILLE, NORTH CAROLINA 27028

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (336) 751-5755

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On May 27, 2015, Bank of the Carolinas Corporation (the “Company”) redeemed and cancelled all outstanding trust preferred securities issued by Bank of the Carolinas Trust I, a Delaware statutory trust (the “Trust”) and wholly owned subsidiary of the Company. Such outstanding trust preferred securities had an aggregate liquidation amount of $5.0 million. The Trust was dissolved pursuant to a certificate of cancellation filed with the Delaware Secretary of State on May 27, 2015. The Company’s junior subordinated debt securities due 2038, which were held by the Trust, were also redeemed and cancelled. The Company had held all of the outstanding trust preferred securities since July 16, 2014, when it repurchased such securities from the holders thereof. This repurchase was reported in the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 21, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF THE CAROLINAS CORPORATION

By:	/s/ Megan W. Patton
Megan W. Patton
Senior Vice President and Chief Financial Officer

Dated: June 2, 2015